Exhibit 2.1

================================================================================



                            ASSET PURCHASE AGREEMENT

                          dated as of January 21, 2004

                                 entered into by

                                  eNucleus Inc.

                                       and

                               Financial ASPx Inc.

                                       and

                                 PrimeWire, Inc.



================================================================================

                            Asset Purchase Agreement



     This Agreement is entered into as of January 21, 2004 by eNucleus Inc., a Delaware corporation ("eNucleus"), Financial ASPx Inc., a Delaware corporation ("Buyer"), and PrimeWire, Inc., a Delaware corporation ("PrimeWire").


                                    Recitals
                                    --------

     PrimeWire is engaged in the business of providing employee benefits administration and information via the Internet (the "Business").

     PrimeWire desires to sell, and Buyer desires to purchase, substantially all the assets of PrimeWire, upon the terms and subject to the condition of this Agreement.

     Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

                                    Article 1
                                   Definitions

     Certain capitalized terms used in this Agreement are defined in Annex I.

                                    Article 2
                                 The Transaction

     2.1 Asset Purchase

     At Closing, Buyer shall purchase all the Acquired Assets from PrimeWire, and PrimeWire shall sell and transfer all the Acquired Assets to Buyer, free and clear of all Liens other than the Permitted Liens, upon the terms and subject to the conditions of this Agreement.

     2.2 Purchase Price

         The purchase price for the Acquired Assets (the "Purchase Price") shall be the sum of: (x) $50,000 (the "Closing Amount") plus (y) the amounts set forth in Section 2.4 (the "Earnout Amounts").

     2.3 Payment

     (a) Buyer shall deposit the Closing Amount in escrow with Buyer's counsel, Connelly Roberts & McGivney LLC ("CR&M"), upon the execution and delivery of this Agreement and shall pay, or caused to be paid, the Earnout Amounts to PrimeWire as provided in Section 2.4. Buyer shall pay, or cause to be paid, the

Closing Amount (at the Closing), the First Year Cash Earnout, the Second Year Cash Earnout, the Third Year Cash Earnout, the Large License Earnout and the Online Benefit Payments to PrimeWire by wire transfers of immediately available funds in accordance with wire transfer instructions that PrimeWire provides by Notice to Buyer given at least two Business Days prior to the date that the payment is due.

     (b) In the event the Closing of the Contemplated Transaction does not take place by the Closing Date, CR&M shall, upon demand, promptly repay to eNucleus the Closing Amount.

     2.4 Earnout Amounts

     (a) Buyer shall pay PrimeWire in cash an amount (the "First Year Cash Earnout") equal to 10% of the amount of the Net Revenues for the First Accounting Year.

     (b) eNucleus shall pay PrimeWire an amount (the "First Year Stock Earnout") equal to15% of the amount of the Net Revenues for the First Accounting Year. eNucleus shall pay the First Year Stock Earnout to PrimeWire by issuance to PrimeWire of eNucleus' shares of common stock, .001 par value per share ("eNucleus Common Stock"), based upon the Fair Market Value of the eNucleus Common Stock on the applicable Valuation Date.

     (c) The sum of the First Year Cash Earnout and the First Year Stock Earnout shall be referred to as the "First Year Earnout". The First Year Earnout shall be determined and paid as follows:

          (1) No later than 45 days after the end of each calendar quarter during the First Accounting Year, Buyer shall furnish PrimeWire with a report of Net Revenues for such quarter and its calculation of the proposed earnout to be paid by Buyer and eNucleus for such quarter (the "Proposed First Year Earnout to Date"). Concurrently with furnishing such report and calculation, Buyer and eNucleus shall pay the Proposed First Year Earnout to Date to PrimeWire as provided above.

          (2) If PrimeWire accepts all the Proposed First Year Earnouts to Date paid for the First Accounting Year, or if it fails to give Notice to Buyer of any objection within 10 Business Days after receipt of a copy of Buyer's report and calculation to be provided pursuant to Section 2.4(c)(1), the Proposed First Year Earnouts to Date paid for such calendar quarters of the First Accounting Year shall be final and binding (the "Final First Year Earnout to Date").

          (3) If PrimeWire so gives Notice to Buyer of an objection to the Proposed First Year Earnout to Date within 10 Business Days after receipt of a copy of Buyer's report and calculation for the applicable calendar quarter in the First Accounting Year, Buyer and PrimeWire shall attempt in good faith to resolve their differences. In this regard, Buyer shall make copies of its workpapers available to PrimeWire and its accounting representatives. If Buyer and PrimeWire are able to resolve all their differences, the Proposed First Year Earnout to Date, as modified to reflect the Parties' resolution of their differences, shall be the Final First Year Earnout to Date. Buyer and eNucleus shall pay an amount, in cash and eNucleus Common Stock, respectively, equal to the amount by which (i) the Final First Year Earnout to Date exceeds (ii) the Proposed First Year Earnout to Date by a wire transfer to PrimeWire, or delivery of shares of eNucleus Common Stock, as the case may be, no later than ten Business Days after the Final First Year Earnout to Date is determined.

          (4) If Buyer and PrimeWire are unable to resolve all their differences within 20 Business Days after PrimeWire gives Notice to Buyer of an objection to the Proposed First Year Earnout to Date, Buyer and PrimeWire shall submit any remaining disputed matters for determination by a mutually acceptable "Big Four" or regional accounting firm (other than any firm that eNucleus has used in the past two years). The accounting firm's determination shall be binding on Buyer and PrimeWire, and the Proposed First Year Earnout to Date, as modified to reflect (i) those differences, if any, that the Parties were able to resolve and (ii) the accounting firm's determination with regard to the remaining disputed matters, shall be the Final First Year Earnout to Date. Buyer and PrimeWire shall each pay one-half of the accounting firm's fees and expenses. Buyer and eNucleus shall pay an amount, in cash and eNucleus Common Stock, respectively, equal to the amount by which (i) the Final First Year Earnout to Date exceeds
     (ii) the Proposed First Year Earnout to Date by a wire transfer to PrimeWire, or delivery of shares of eNucleus Common Stock, as the case may be, no later than three Business Days after its receipt of a copy of the accounting firm's determination of the disputed matters.

     (d) The Second Year Earnout and the Third Year Earnout, respectively, shall be determined and paid in the same manner as the First Year Earnout as described in Section 2.4(a), (b) and (c) (as if "Second" and "Third", respectively, were substituted for "First" throughout Section 2.4(a), (b) and (c)).

     (e) Notwithstanding Sections 2.4(a), 2.4(b) and 2.4(c):

          (1) if the Net Revenues in calendar year 2004 are at least $1,500,000 on an annualized basis, the Third Year Cash Earnout shall be no less than the difference between (x) $2,000,000 and (y) the sum of the First Year Cash Earnout, the Second Year Cash Earnout, the Large License Earnout and the Online Benefit Payments; and the Third Year Stock Earnout shall be no less than the difference between (x) $1,000,000 of eNucleus Common Stock and (y) the Fair Market Value of the First Year Stock Earnout plus the Second Year Stock Earnout (as of their respective Valuation Dates);

          (2) if (A) the Net Revenues in calendar year 2004 are less than $1,500,000 on an annualized basis and (B) Robert H. Steele ("Steele") has not voluntarily terminated his employment with the Company other than for Good Reason as of the end of such calendar year, the Third Year Cash

     Earnout shall be no less than the difference between (x) $1,000,000 and (y) the sum of the First Year Cash Earnout, the Second Year Cash Earnout, the Large License Earnout and the Online Benefit Payments; and the Third Year Stock Earnout shall be no less than the difference between (x) $500,000 of eNucleus Common Stock and (y) the Fair Market Value of the First Year Stock Earnout plus the Second Year Stock Earnout (as of their respective Valuation Dates); and

          (3) If the total amount of the First Year Earnout, the Second Year Earnout, the Third Year Earnout, the Large License Earnout and the Online Benefit Payments is less than $4,000,000, the Third Accounting Year shall automatically extend for a period equal to the shorter of (i) nine months or (ii) the period that results in the total amount of the First Year Earnout, the Second Year Earnout, the Third Year Earnout, the Large License Earnout and the Online Benefit Payments equaling $4,000,000, and the calculation of the Third Year Earnout shall include such extended period.

     (f) Buyer shall pay to PrimeWire by April 30, 2004 an advance against the First Year Cash Earnout which shall be used by PrimeWire to pay in full PrimeWire's outstanding debt of approximately $282,000 to the holders of those certain Convertible Promissory Notes, issued July 25, 2003 and due June 30, 2004.

     (g) In addition to the First Year Earnout, the Second Year Earnout and the Third Year Earnout calculated pursuant to Sections 2.4(a), 2.4(b), 2.4(c) and 2.4(d), Buyer shall pay PrimeWire in cash an amount (the "Large License Earnout") equal to 7% of Net Revenues generated by Large License Deals that are executed on or before the last day of the First Accounting Year. The Large License Earnout shall be paid during the term of each Large License Deal through the First Accounting Year, the Second Accounting Year and the Third Accounting Year. The Large License Earnout shall be determined and paid as follows:

          (1) No later than 45 days after the end of each calendar quarter, Buyer shall furnish PrimeWire with a report of Net Revenues from Large License Deals for such quarter and its calculation of the proposed Large License Earnout to be paid by Buyer and eNucleus for such quarter (the "Proposed Large License Earnout"). Concurrently with furnishing such report and calculation, Buyer and eNucleus shall pay the Proposed Large License Earnout to PrimeWire as provided above.

          (2) If PrimeWire accepts the Proposed Large License Earnout paid for such quarter, or if it fails to give Notice to Buyer of any objection within 10 Business Days after receipt of a copy of Buyer's report and calculation to be provided pursuant to Section 2.4(g)(1), the Proposed Large License Earnout paid for such quarter shall be final and binding (the "Final Quarterly Large License Earnout").

          (3) If PrimeWire so gives Notice to Buyer of an objection to the Proposed Large License Earnout within 10 Business Days after receipt of a copy of Buyer's report and calculation for such quarter, Buyer and

     PrimeWire shall attempt in good faith to resolve their differences. In this regard, Buyer shall make copies of its workpapers available to PrimeWire and its accounting representatives. If Buyer and PrimeWire are able to resolve all their differences, the Proposed Large License Earnout, as modified to reflect the Parties' resolution of their differences, shall be the Final Quarterly Large License Earnout. Buyer shall pay an amount equal to the amount by which (i) the Final Quarterly Large License Earnout exceeds (ii) the Proposed Large License Earnout by a wire transfer to PrimeWire no later than ten Business Days after the Final Quarterly Large License Earnout is determined.

     (h) In addition to the First Year Earnout, the Second Year Earnout, the Third Year Earnout and the Large License Earnout calculated pursuant to Sections 2.4(a), 2.4(b), 2.4(c), 2.4(d) and 2.4(g), and further to establish the priority of the security interest granted Seller pursuant to Section 2.4(m), Buyer shall direct Online Benefits, Inc. to pay directly to PrimeWire the first $300,000 in payments (the "Online Benefit Payments") due under any source code license which Buyer or Seller may enter with Online Benefits, Inc. (the "Online Benefits Agreement").

     (i) The Parties agree and acknowledge that the Net Revenues generated from the Online Benefits Agreement will not be included in the determination of Net Revenues for purposes of calculating any other Earnout Amounts hereunder.

     (j) Any payments due and payable hereunder from Buyer shall accrue interest at the rate of 8% per annum from and after the 30th day from the date such payment is due and payable.

     (k) PrimeWire and an accounting firm selected by PrimeWire shall have the right, during business hours upon prior reasonable notice to Buyer, to audit any statements of the Earn Out Amounts delivered by Buyer and, in connection with such audit, to examine Buyer's Books and Records as they relate to the Earn Out Amounts.

     (l) The Parties acknowledge that the shares of eNucleus Common Stock to be issued pursuant to this Section 2.4 are not and will not be registered under the Securities Act of 1933 as amended (the "Act") and all stock certificates will contain the following restrictive legend which will prohibit public sale, except pursuant to a public registration under the Act or an exemption therefrom:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred, except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act."

     (m) As security for the payment obligations of Buyer and eNucleus under this Section 2.4, and to fund the Operating Budget as set forth in Section 3.2
(c)(3), Buyer shall grant to PrimeWire at Closing a security interest in the Acquired Assets and in payments, if there be any, with respect to the Online Benefits Agreement, which, other than the Permitted Liens, shall be a first-in-priority security interest. If Buyer or eNucleus fails to fully fund the Operating Budget on a year to date basis for the first six months after Closing, within 10 days of the date such amounts are to be so funded, for any reason other than an Overriding Event, such action shall constitute an event of default under this Agreement and PrimeWire, or an assignee of the right under this Section 2.4, shall have the right to demand and receive a transfer back of the Acquired Assets (and any source code license with Online Benefits, Inc.) and PrimeWire alone will own any improvements to Acquired Assets and not owe any payment to Buyer or eNucleus. Notwithstanding the foregoing, no payment default under this Section 2.4 by Buyer or eNucleus shall be deemed to have occurred if PrimeWire and eNucleus and/or Buyer have a bona-fide, good faith dispute as to whether some or all of the Earnout Amounts are due and payable.

     2.5 Liabilities

     The following provisions shall apply in respect of Buyer's assumption of PrimeWire's Liabilities:

     (a) Buyer shall assume only the following Liabilities of PrimeWire (the "Assumed Liabilities"):

          (1) Assumed Contract Obligations; and

          (2) any other Liabilities that Buyer, in its sole discretion, specifically elects to accept and confirms its acceptance in writing at Closing.

     (b) With the sole exception of the Assumed Liabilities, Buyer shall not assume any Liabilities of PrimeWire of any kind. All Liabilities of PrimeWire not specifically assumed by Buyer pursuant to Section 2.5(a) are collectively referred to herein as the "Excluded Liabilities". PrimeWire shall as promptly as possible discharge, pay and perform all the Excluded Liabilities; provided, however that PrimeWire shall have the right to contest, in good faith, the existence or maturity of any of the Excluded Liabilities.

     2.6 No Expansion of Third Party Rights

     The assumption by Buyer of the Assumed Liabilities shall not expand the rights or remedies of any third party against Buyer or PrimeWire.

                                    Article 3
                                     Closing

     3.1 Closing

     The closing ("Closing") of the Contemplated Transaction shall take place on January 30, 2004 at 10:00 a.m., at the offices of Connelly Roberts & McGivney LLC, One North Franklin, Suite 1200, Chicago, Illinois, or on such earlier date or at such other time and place as the Parties may agree in writing (the date of Closing shall be referred to as the "Closing Date"). The Parties agree that the delivery of executed documents at Closing may be made by facsimile with delivery of the originals the next two Business Days by overnight courier service.

     3.2 Closing Events

     At Closing, the following events shall take place, all of which shall be considered to take place concurrently:

     (a) Deliveries by PrimeWire

     PrimeWire shall make the following deliveries:

          (1) PrimeWire shall deliver to Buyer a bill of sale and assignment, together with such other instruments of assignment and conveyance as Buyer reasonably requests, transferring and conveying the Acquired Assets to Buyer;

          (2) PrimeWire shall deliver to Buyer an Officer's Certificate certifying to Buyer and eNucleus that:

               (A) the representations and warranties of PrimeWire in Article 4, as qualified or limited by any exceptions in the Schedules to Article 4, were true and correct in all material respects as of the date of this Agreement;

               (B) the representations and warranties of PrimeWire in Article 4, as qualified or limited by any exceptions in the Schedules to Article 4, are true and correct in all material respects on the Closing Date as if made at and as of Closing;

               (C) PrimeWire has performed, complied with or satisfied in all material respects all the obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing; and

               (D) resolutions in the form attached to the Officer's Certificate were duly adopted by the board of directors of PrimeWire and by the stockholders of PrimeWire to authorize its execution, delivery and performance of this Agreement;

          (3) PrimeWire shall deliver an assignment in form recordable in the U.S. Patent and Trademark Office of the trademark "PrimeWire," Reg. No. 2335608 from its wholly owned subsidiary, Prime Financial Group, Inc.;

          (4) PrimeWire shall deliver to Buyer an Officer's Certificate containing a specimen signature or signatures of the Authorized Officer or Officers signing PrimeWire's Closing Documents;

          (5) PrimeWire shall deliver to Buyer an opinion of its counsel, Sutherland Asbill & Brennan LLP; and

          (6) PrimeWire shall deliver to Buyer any other documents and instruments that Buyer or its counsel reasonably requests.

     (b) Wire Transfers and Deliveries by Buyer

          Buyer shall make the following wire transfers, payments and deliveries:

          (1) Buyer shall deliver to PrimeWire an assumption agreement confirming Buyer's assumption of the Assumed Liabilities;

          (2) Buyer shall deliver to PrimeWire an Officer's Certificate, joined in by eNucleus, certifying to PrimeWire that:

               (A) the representations and warranties of Buyer and eNucleus in
          Article 5 were true and correct in all material respects as of the date of this Agreement;

               (B) the representations and warranties of Buyer and eNucleus in
          Article 5 are true and correct in all material respects on the Closing Date as if made at and as of Closing;

               (C) Buyer and eNucleus have performed, complied with or satisfied in all material respects all the obligations, agreements and conditions under this Agreement that each is required to perform, comply with or satisfy prior to or at Closing; and

               (D) resolutions in the form attached to the Officer's Certificate were duly adopted by the board of directors of Buyer and eNucleus, respectively, to authorize the execution, delivery and performance of this Agreement;

          (3) Buyer shall deliver to PrimeWire an Officer's Certificate containing a specimen signature or signatures of the Authorized Officer or Officers signing Buyer's and eNucleus' Closing Documents;

          (4) Buyer shall deliver to PrimeWire a security agreement granting a security interest in the Acquired Assets;

          (5) eNucleus shall deliver to PrimeWire a guaranty of the performance and payment by Buyer of its obligations hereunder;

          (6) Buyer and eNucleus shall deliver to PrimeWire an opinion of its counsel, Connelly Roberts & McGivney LLC; and

          (7) Buyer shall deliver to PrimeWire any other documents and instruments that PrimeWire or its counsel reasonably requests.

     (c) Additional Agreements and Actions.

     At the Closing:

          (1) Buyer and Steele shall enter into an employment agreement mutually agreeable to Buyer and Steele in substantially the form attached hereto as Exhibit A;

          (2) Buyer shall have the right but not the obligation to hire any other employee of PrimeWire upon terms and conditions acceptable to Buyer in its sole discretion;

          (3) Buyer, eNucleus and PrimeWire shall approve in writing the operating budget of Buyer for the 12 month period following the Closing Date (the "Operating Budget"). Subject to an Overriding Event, Buyer agrees to fully fund the Operating Budget on a year to date basis; and

          (4) eNucleus and PrimeWire shall enter into a registration rights agreement mutually agreeable to the Parties in substantially the form attached hereto as Exhibit B.

     (d) Closing Documents

     All Closing Documents delivered at Closing pursuant to Sections 3.2(a), (b) and (c) shall be in form and substance reasonably satisfactory to both the delivering and receiving Parties and their respective counsel.

     (e) Future Deliveries

     PrimeWire agrees to deliver to Buyer following the Closing any additional documents or instruments that Buyer reasonably requests in order to evidence and confirm the sale and transfer of the Acquired Assets and the other transactions under or pursuant to this Agreement. Buyer and eNucleus agree to deliver to PrimeWire following the Closing any additional documents or instruments that PrimeWire reasonably requests in order to evidence and confirm the sale and transfer of the Acquired Assets and the other transactions under or pursuant to this Agreement.

                                    Article 4
                         Representations and Warranties
                                of PrimeWire and

     In order to induce Buyer and eNucleus to enter into this Agreement, PrimeWire represents and warrants to Buyer and eNucleus that the statements in this Article 4 are true and correct as of the date of this Agreement, and will be true and correct on the Closing Date as if made at and as of Closing, except to the extent that any statement in this Article 4 is qualified or limited by an exception in a Schedule:

     4.1 Authorization

     (a) PrimeWire has the full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents. PrimeWire's execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary corporate action required by its Organizational Documents.

     (b) This Agreement constitutes, and upon PrimeWire's execution and delivery of its Closing Documents (and assuming execution and delivery by the other party or parties, if any), each of PrimeWire's Closing Documents will constitute, a legal, valid and binding obligation of PrimeWire enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.2 Organization and Ownership

     (a) PrimeWire is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

     (b) PrimeWire is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which qualification is required by applicable Law and where failure to so qualify would result in a Material Adverse Effect.

     (c) PrimeWire has delivered copies to Buyer of its Organizational
Documents.

     4.3 No Violation

     Except as disclosed on Schedule 4.3, PrimeWire's execution, delivery and performance of this Agreement, and the consummation the Contemplated Transaction, will not, either directly or indirectly (and with or without Notice or the passage of time or both):

     (a) violate or conflict with any of its Organizational Documents or any resolution adopted by its board of directors or by its stockholders;

     (b) result in a Default under any Customer Contract or other Contract to which it is a party or by which it is bound;

     (c) result in the imposition or creation of a Lien upon any of the assets that it owns or uses;

     (d) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Contemplated Transaction or to obtain any other relief under, any Law or Order to which it is subject;

     (e) violate or conflict with, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that it holds; or

     (f) cause it to become subject to or liable for the payment of any Tax.

     4.4 Consents

     Except as disclosed on Schedule 4.4, PrimeWire's execution, delivery and performance of this Agreement and each of its Closing Documents does not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

     4.5 Financial Statements

     (a) Except as disclosed on Schedule 4.5(a), the Financial Statements fairly present in all material respects the financial position and results of operations of PrimeWire as of the dates indicated and for the periods then ended, in conformity with GAAP applied on a consistent basis.

     (b) Except as disclosed on Schedule 4.5(b), the Interim Financial Statements fairly present in all material respects the financial position and results of operations of PrimeWire as of December 31, 2003, in conformity with GAAP applied on a basis consistent with the Financial Statements, subject to normal year-end adjustments and to the lack of footnotes and other presentation items (none of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect).

     (c) PrimeWire has delivered copies to Buyer of the Financial Statements and Interim Financial Statements.

     4.6 Books and Records

     PrimeWire's Books and Records are complete and correct in all material respects and have been maintained in accordance with sound business practices.

     4.7 Title to Assets

     (a) PrimeWire owns or has a license or a leasehold interest in all the tangible and intangible assets of any type or kind that it purports to own, license or lease.

     (b) Except as disclosed on Schedule 4.7(b), PrimeWire has good and marketable title to all its assets, free and clear of any Liens other than Permitted Liens.

     (c) PrimeWire's assets constitute, collectively, all the tangible and intangible assets relating to or used, held for use or useful in the conduct of the Business and are sufficient to enable the Business to be operated in the same manner that it is currently operated.

     4.8 Accounts Receivable

     Except as disclosed in Schedule 4.8, PrimeWire's Accounts Receivable represent valid obligations and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business, are not subject to valid defenses, set-off or counterclaims, and are collectible in full at their recorded amounts.

     4.9 Equipment and Vehicles

     (a) Schedule 4.9(a) consists of two subschedules containing complete and accurate lists of the following assets owned by PrimeWire as of the date of this
Agreement:

          (1) all Equipment, identifying each piece of Equipment by description and location (Schedule 4.9(a)(1)); and

          (2) all Vehicles, identifying each Vehicle by make, year, model and location (Schedule 4.9(a)(2)).

     (b) Except as disclosed in Schedule 4.9(b), each piece of Equipment or Vehicle listed on Schedule 4.9(a), (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair (except for normal wear and tear), (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

     4.10 Inventory

     Except as disclosed in Schedule 4.10, PrimeWire's Inventory is fit for the purpose for which it was purchased and is not obsolete, damaged or defective.

     4.11 Real Property

     PrimeWire does not own any Real Property.

     4.12 Contracts

     (a) Schedule 4.12(a) consists of 15 subschedules containing complete and accurate lists of the following Contracts of PrimeWire as of the date of this
Agreement:

          (1)  all Customer Contracts (Schedule 4.12(a)(1));

          (2)  all Facility Leases (Schedule 4.12(a)(2));

          (3)  all Equipment Leases (Schedule 4.12(a)(3));

          (4)  all Vehicle Leases (Schedule 4.12(a)(4));

          (5) all Contracts (or series of related Contracts) for the purchase or sale of raw materials, parts, supplies, products or other personal property, or for the furnishing or receipt of services other than PrimeWire's providing services to customers, the performance of which will extend over a period of more than one year or involve payments in an amount exceeding $10,000 (Schedule 4.12(a)(5));

          (6) all Contracts with lenders evidencing or securing any loan or other Liability (Schedule 4.12(a)(6));

          (7) all Contracts with any Related Party (Schedule 4.12(a)(7));

          (8) all Contracts by which PrimeWire has guaranteed the contractual performance of or any payment by another Person (Schedule 4.12(a)(8);

          (9) all powers of attorney and other Contracts by which PrimeWire has authorized another Person to act as its attorney-in-fact or agent (Schedule 4.12(a)(9));

          (10) all Contracts creating a partnership or joint venture with another Person or involving a sharing of profits, losses, costs or Liabilities with another Person (Schedule 4.12(a)(10));

          (11) all Contracts that restrict or purport to restrict the geographical area or scope of PrimeWire's business activities or that restrict the geographical area or scope of business activities of another Person for PrimeWire's benefit (Schedule 4.12(a)(11));

          (12) all Contracts granting a right of first refusal or first negotiation (Schedule 4.12(a)(12));

          (13) all Contracts relating to employment, employee compensation, termination of employment or consulting services that are not terminable at will by PrimeWire (Schedule 4.12(a)(13));

          (14) all Contracts relating to the license of, or the payment of a royalty for the use of, any Software or Intangible (Schedule 4.12(a)(14)); and

          (15) all Contracts (or series of related Contracts) entered into outside of the Ordinary Course of Business and involving the expenditure or receipt by any party of an amount exceeding $10,000 (Schedule 4.12(a)(15)).

     (b) Except as disclosed in Schedule 4.12(b), each Contract listed on
Schedule 4.12(a) is legal, valid, binding and enforceable in accordance with its terms by PrimeWire, (ii) is in full force and effect, (iii) may be assigned to Buyer by PrimeWire and (iv) when so assigned at Closing, will remain in full force and effect on identical terms and will be enforceable by Buyer in accordance with its terms.

     (c) Except as disclosed in Schedule 4.12(c), and, in the case of a Facility Lease, except for any landlord's or other statutory lien incidental to the Ordinary Course of Business, PrimeWire's interest in each Contract listed on
Schedule 4.12(a) is free and clear of any Liens.

     (d) Except as disclosed in Schedule 4.12(d):

          (1) (i) neither PrimeWire nor, to the Knowledge of PrimeWire, no other party to a Contract listed on Schedule 4.12(a) is in Default in a material respect under the Contract, and (ii) no event has occurred or circumstance exists (other than a provision in a Contract that permits a party to terminate the Contract solely by giving Notice) that (with or without Notice or the passage of time or both) could result in a Default in a material respect under a Contract listed on Schedule 4.12(a) or could give any party to a Contract listed on Schedule 4.12(a) the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract;

          (2) PrimeWire has not given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under any Contract listed on Schedule 4.12(a);

          (3) each Customer Contract listed on Schedule 4.12(a)(1) has been entered into by PrimeWire in the Ordinary Course of Business and without the commission of any act, either alone or in concert with any other Person, and without any consideration having been paid or promised, that is or would be in violation of any Law or Order; and

          (4) each piece of Equipment leased under an Equipment Lease listed on
     Schedule 4.12(a)(3) and each Vehicle leased under a Vehicle Lease listed on
     Schedule 4.12(a)(4) (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair (except for normal wear and tear), (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

     (e) PrimeWire has delivered to Buyer (i) copies of all written Contracts listed on Schedule 4.12(a), (ii) a written description of all oral Contracts, if any, listed on Schedule 4.12(a), (iii) copies of all written amendments or modifications of or supplements to the Contracts listed on Schedule 4.12(a) and
(iv) a written description of all oral amendments or modifications of or supplements to the Contracts listed on Schedule 4.12(a), if any.

     4.13 Software and Other Intangibles

     (a) Schedule 4.13(a) contains two subschedules:

          (i) a complete and accurate list and description of all Software and other Intangibles (other than Proprietary Information) owned, marketed, licensed, supported, maintained, used or under development by PrimeWire (including, in the case of Software, a product description, the language in which it is written and the type of hardware platform or platforms on which it runs) (Schedule 4.13(a)(1)); and

          (ii) a complete and accurate list of all licenses, sublicenses and other Contracts covering or relating to any of PrimeWire's Intangibles (Schedule 4.13(a)(2)).

     (b) Except as disclosed on Schedule 4.13(b), PrimeWire has good and marketable title to all its Intangibles, free and clear of any Liens other than Permitted Liens. No rights of any third party are necessary to market, license, sell, modify or update PrimeWire's Software and other Intangibles.

     (c) Except as disclosed on Schedule 4.13(c), all of PrimeWire's Software was created as a "work for hire" (as defined under U.S. copyright Law) by regular full-time employees of PrimeWire. To the extent that any author or developer was not a regular full-time employee of PrimeWire at the time that he or she contributed to PrimeWire's Software, the author or developer has irrevocably assigned to PrimeWire in writing all copyrights and other proprietary rights in his or her work in respect of PrimeWire's Software.

     (d) In respect of the Software listed on Schedule 4.13(a)(1), PrimeWire maintains machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the current releases or versions and for all earlier releases or versions that PrimeWire currently supports. In each case, the machine-readable copy substantially conforms to the corresponding source code listing; is written in the language described on Schedule 4.13(a)(1) for use on the hardware listed with standard operating systems; and can be maintained and modified by reasonably competent programmers.

     (e) None of PrimeWire's Intangibles, or their past or current uses, including their preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, Mark, Copyright or Proprietary Information of any other Person, and to the Knowledge of PrimeWire, none of PrimeWire's Intangibles, or their past or current uses, including their preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Patent of any other Person. None of PrimeWire's Intangibles is subject to any Order. No Suit is pending or Threatened, nor has any claim or demand been made, that challenges or challenged the legality, validity, enforceability, use or exclusive ownership by PrimeWire of any of PrimeWire's Intangibles. To the Knowledge of PrimeWire, no Person is violating or infringing upon, or at any time has violated or infringed upon, any of PrimeWire's Intangibles.

     (f) PrimeWire has adequately maintained all Copyrights and trade secrets and other Proprietary Information in respect of PrimeWire's Intangibles. Except as set forth on Schedule 4.13(f), PrimeWire has not disclosed or delivered to any escrow agent or other Person, or permitted the disclosure to any escrow agent or other Person of, the source code (or any aspect or portion of the source code) for or relating to any past, present or future product of PrimeWire.

     (g) Except as disclosed on Schedule 4.13(g), in respect of each license, sublicense or other Contract listed on Schedule 4.13(a)(2):

          (1) (i) the Contract is legal, valid, binding and enforceable in accordance with its terms by and against PrimeWire, (ii) the Contract is in full force and effect, (iii) PrimeWire's interest in the Contract may be assigned to Buyer and (iv), when so assigned at Closing, the Contract will remain in full force and effect on identical terms and will be enforceable by Buyer in accordance with its terms;

          (2) neither PrimeWire nor, to the Knowledge of PrimeWire, no other party to the Contract is in Default in a material respect under the Contract, and no event has occurred or circumstance exists (other than a provision in the Contract that permits a party to terminate the Contract solely by giving Notice) that (with or without Notice or the passage of time or both) could result in a Default in a material respect under the Contract or could give any party to the Contract the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract; and

          (3) PrimeWire has not given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under the Contract.

     (h) No Suit is pending or is being or has been Threatened that challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any of PrimeWire's Intangibles.

     (i) Except for demonstration or trial copies, no portion of any of PrimeWire's Intangibles contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

     (j) There is no Law or Order prohibiting or restricting the use of any of PrimeWire's Seller Intangibles in any jurisdiction or on the export or import of any of PrimeWire's Intangibles from or to any jurisdiction.

     (k) PrimeWire has delivered to Buyer (i) copies of all written Contracts listed on Schedule 4.13(a)(1) and (ii) copies of all written amendments or modifications of or supplements to the Contracts listed on Schedule 4.13(a)(1).

     4.14 Permits

     (a) Schedule 4.14(a) contains a complete and accurate list of all Permits held by PrimeWire as of the date of this Agreement.

     (b) Except as disclosed in Schedule 4.14(b):

          (1) all Permits listed on Schedule 4.14(a) are valid and in full force and effect, and no other Permits are required for the lawful conduct of the Business as it is currently conducted;

          (2) PrimeWire has conducted the Business in all material respects in compliance with the applicable Permits listed on Schedule 4.14(a);

          (3) no event has occurred or, to the Knowledge of PrimeWire, circumstance exists that (with or without Notice or the passage of time or both) could (i) constitute or result in a violation of or failure to comply with any Permit listed on Schedule 4.14(a) or (ii) result in the revocation, withdrawal, suspension, cancellation, termination (other than on the normal termination or expiration date) or material modification of any Permit listed;

          (4) PrimeWire has not received Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of or failure to comply with any applicable Permit listed on Schedule 4.14(a) or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Permit listed; and

          (5) PrimeWire has duly filed on a timely basis all applications that were required to be filed for the renewal of the applicable Permits listed on Schedule 4.14(a), and has duly made on a timely basis all other filings required to have been made in respect of the applicable Permits listed.

     (c) PrimeWire has delivered copies to Buyer of all Permits listed on
Schedule 4.14(a).

     4.15 Undisclosed Liabilities

     Except as disclosed on Schedule 4.15, as of the date of this Agreement, PrimeWire does not have, and as of Closing PrimeWire will not have, any Liabilities except for (i) Liabilities reflected on the balance sheet contained in the Interim Financial Statements and (ii) Liabilities that have arisen since December 31, 2003 in the Ordinary Course of Business.

     4.16 Taxes

     (a) PrimeWire has filed all Tax Returns that it was required to file prior to the date of this Agreement and will timely file all Tax Returns that it may be required to file on or after the date of this Agreement and prior to the Closing Date as set forth in Schedule 4.16(a). All Tax Returns that PrimeWire filed prior to the date of this Agreement were correct and complete in all material respects, and all Taxes due in connection with these returns have been paid. All Tax Returns that PrimeWire files on or after the date of this Agreement and prior to the Closing Date will be correct and complete in all material respects, and all Taxes due in connection with these returns will be paid when due.

     (b) To the Knowledge of PrimeWire, no Tax Return that PrimeWire filed prior to the date of this Agreement is currently under audit or examination, and neither PrimeWire has received Notice from any Governmental Authority that (i) any Tax Return that PrimeWire filed will be audited or examined or (ii) PrimeWire is or may be liable for additional Taxes in respect of any Tax Return or for the payment of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).

     (c) PrimeWire has withheld and paid to the proper Governmental Authority all Taxes that it was required to withhold and pay in respect of compensation or other amounts paid to any employee or independent contractor.

     (d) Except as disclosed on Schedule 4.16(d), PrimeWire has not extended the time in which to file any Tax Return, waived the statute of limitations for any Tax or agreed to any extension of time for a Tax assessment or deficiency.

     (e) PrimeWire has not filed a consent under ss. 341(f) of the Internal Revenue Code (relating to collapsible corporations) or made any payments, or is or could become obligated under an existing Contract to make any payments, that are not deductible under ss.280G of the Internal Revenue Code (relating to "golden parachute" payments).

     (f) Except as disclosed on Schedule 4.16(f), PrimeWire is not a party to any agreement providing for the allocation or sharing of Taxes, and PrimeWire has no liability under Treasury Regulation ss. 1.1502-6 or any similar provision of Law for U.S. federal income Taxes or any other Tax of any Person other than itself.

     4.17 No Material Adverse Change

     Since January 1, 2003, there has not been any material adverse change in the Business or in PrimeWire's financial position, results of operations or assets. The Parties acknowledge that PrimeWire has never operated profitably and has not had adequate capital for much of its existence; provided, however, that based on Buyer funding the Operating Budget as provided herein and the reductions in overhead in development of the Software, Buyer anticipates that the Business will be profitable in calendar year 2004.

     4.18 Employee Benefits

     (a) Schedule 4.18(a) contains a complete and accurate list of all Employee Benefit Plans under which PrimeWire has any Liability or obligation, or had any Liability or obligation at any time since January 1, 2002, whether contingent or otherwise.

     (b) Except as disclosed on Schedule 4.18(b), in the case of each Employee Benefit Plan listed on Schedule 4.18(a):

          (1) the plan (and each related trust or insurance policy) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Internal Revenue Code, as the case may be (or complied in form and operation while PrimeWire maintained or contributed to or was bound by the plan or its employees participated in the plan);

          (2) all required contributions to or premiums or other payments in respect of the plan have been timely paid, and all required reports and descriptions have been filed with the proper Governmental Authority or distributed to participants as appropriate;

          (3) there have been no "reportable events" (as defined in ss. 4043 of ERISA) or "prohibited transactions" (as defined in ss. 406 of ERISA and ss. 4975 of the Internal Revenue Code) in respect of the plan; and

          (4) no Suit in respect of the administration of the plan or the investment of plan assets is pending or, to the Knowledge of PrimeWire, Threatened, and there is no basis for any such Suit.

     (c) Except as disclosed on Schedule 4.18(c) or to the extent required by ss. 4980B of the Internal Revenue Code, PrimeWire provides no health or other welfare benefits to any retired or former employee and is not obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

     (d) Except as disclosed on Schedule 4.18(d), PrimeWire does not maintain and has never maintained an Employee Benefit Plan that is or was subject to the "minimum funding standards" under ss. 302 of ERISA or that is or was subject to Title IV of ERISA.

     (e) Except as disclosed on Schedule 4.18(e), PrimeWire is not a member of a group of trades or businesses under common control or treated as a single employer for purposes of ss.ss. 414(b), (c) or (m) of the Internal Revenue Code.

     (f) Except as disclosed on Schedule 4.18(f), PrimeWire does not contribute to and has never been required to contribute to any "multiemployer plan" (as defined in ss. 3(37) of ERISA), or has incurred any "withdrawal liability" (as defined in ss. 4021 of ERISA) in respect of any multiemployer plan, or withdrawn from any multiemployer plan in a "complete withdrawal" or a "partial withdrawal" (as respectively defined in ss.ss. 4203 and 4205 of ERISA).

     (g) Except as disclosed on Schedule 4.18(g), neither the execution of this Agreement nor the consummation of the Contemplated Transaction will result in an increase in benefits under any Employee Benefit Plan listed on Schedule 4.18(a) or any Contract with any current, former or retired employee of PrimeWire or an acceleration of the time of payment or vesting of any benefits.

     (h) PrimeWire has delivered to Buyer copies of all written Employee Benefit Plans listed on Schedule 4.18(a) (including the plan documents and all related trust agreements, insurance policies and other Contracts) and a written description of all oral Employee Benefit Plans listed. PrimeWire has also delivered copies to Buyer of the most recent summary plan description, annual report (IRS Form 5500 series), summary annual report, financial statements, actuarial report and IRS favorable determination letter for each plan listed (to the extent applicable).

     4.19 Insurance

     (a) Schedule 4.19(a) consists of four subschedules containing complete and accurate lists of:

          (1) all insurance policies under which PrimeWire or any director or officer of PrimeWire (in his or her capacity as a director or officer) is insured or covered or was insured or covered at any time since January 1, 2002 (Schedule 4.19(a)(1));

          (2) all self-insurance arrangements by PrimeWire at any time since January 1, 2000 (Schedule 4.19(a)(2));

          (3) all Contracts and arrangements, other than insurance policies and self-insurance arrangements, for the transfer or sharing of any risk by PrimeWire (Schedule 4.19(a)(3)); and

          (4) all obligations of PrimeWire to provide insurance coverage to any Person other than an employee of PrimeWire (Schedule 4.19(a)(4)).

     (b) Schedule 4.19(b) consists of three subschedules containing complete and accurate lists of or providing:

          (1) [Intentionally Deleted] ;

          (2) the amount and a brief description of each claim in excess of $25,000 under each insurance policy listed on Schedule 4.19(a)(1) (Schedule 4.19(b)(2)); and

          (3) a summary of the loss experience for all claims under each self-insurance arrangement listed on Schedule 4.19(a)(2), including the number and aggregate cost of the claims (Schedule 4.19(b)(3)).

     (c) Except as disclosed on Schedule 4.19(c), with respect to each current insurance policy listed on Schedule 4.19(a)(1) under which PrimeWire is insured, PrimeWire has not received any refusal of coverage, any Notice that a defense will be afforded with a reservation of rights, or any Notice of cancellation or any other indication that the policy is no longer in full force or effect or will not be renewed or that the insurance company is unwilling or unable to perform its obligations.

     (d) PrimeWire has delivered to Buyer (i) copies of all insurance policies listed on Schedule 4.19(a)(1) and all Contracts listed on Schedule 4.19(a)(3) and (ii) a written description of all self-insurance arrangements listed on
Schedule 4.19(a)(2).

     4.20 Compliance

     Except as disclosed on Schedule 4.20:

     (a) PrimeWire is conducting the Business, and has conducted the Business since January 1, 2000, in compliance in all material respects with each Law and Order that is or was applicable to PrimeWire or to the conduct of the Business.

     (b) no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) could, to the Knowledge of PrimeWire, (i) constitute or result in a violation by PrimeWire of, or its failure to comply with, any applicable Law or Order or (ii) give rise to any legal obligation of PrimeWire to undertake or bear all or any portion of the cost of any remedial action of any kind; and

     (c) since January 1, 2000, PrimeWire has not received written or oral Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of, or its failure to comply with, any applicable Law or Order or (ii) any actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial action of any kind.

     4.21 Legal Proceedings

     (a) Schedule 4.21(a) consists of two subschedules containing complete and accurate lists of:

          (1) all pending Suits in which PrimeWire is a party or which relate to PrimeWire or the Business (Schedule 4.21(a)(1)); and

          (2) all other Suits at any time since January 1, 2000 in which PrimeWire was a party or which related to PrimeWire or the Business (Schedule 4.21(a)(2)).

     (b) Except as disclosed on Schedule 4.21(b):

          (1) none of the pending Suits listed on Schedule 4.21(a)(1) would reasonably be expected to have a Material Adverse Effect;

          (2) to the Knowledge of PrimeWire, there is no Threatened Suit against PrimeWire or otherwise relating to PrimeWire or the Business;

          (3) to the Knowledge of PrimeWire, no event has occurred or circumstance exists that a reasonable person would conclude would result in a suit probably being brought against PrimeWire; and

          (4) to the Knowledge of PrimeWire, there is no Suit Threatened against PrimeWire that challenges the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction.

     (c) PrimeWire has delivered to Buyer (i) copies of all pleadings, correspondence and other documents relating to each Suit listed on Schedule 4.21(a)(1) and (ii) a written description in reasonable detail of each Suit listed on Schedule 4.21(a)(2).

     4.22 Events Subsequent to July 1, 2003

     Except as disclosed on Schedule 4.22, since July 1, 2003, PrimeWire has not:

     (a) sold, leased, transferred or disposed of any of its assets used, held for use or useful in the conduct of the Business except in the Ordinary Course of Business;

     (b) entered into any Contract relating to the Business except in the Ordinary Course of Business;

     (c) terminated, accelerated or modified any material Contract relating to the Business to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party had done so or intends to do so, except in the case of Contracts which expired in accordance with their terms or which were terminated, accelerated or modified in the Ordinary Course of Business;

     (d) imposed or permitted any Lien, other than Permitted Liens, on any of its assets except in the Ordinary Course of Business;

     (e) cancelled, compromised, waived or released any claim or right outside of the Ordinary Course of Business;

     (f) experienced any material damage, destruction or loss to any of its assets used, held for use or useful in conduct of the Business (whether or not covered by insurance);

     (g) changed the base compensation or other terms of employment of any of its employees except in the Ordinary Course of Business or as required by any employment agreement;

     (h) paid a bonus to any employee;

     (i) adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan except as contemplated in this Agreement;

     (j) amended its Organizational Documents;

     (k) issued, sold, redeemed or repurchased any shares of its capital stock or other securities or retired any indebtedness;

     (l) granted any options to purchase shares of its capital stock or other securities;

     (m) declared or paid any dividends or made any other distributions in respect of its capital stock;

     (n) made, or guaranteed, any loans or advances to another Person or made any investment or commitment for investment in any Person;

     (o) made any capital expenditures in excess of $25,000 in the aggregate;

     (p) made any change in its accounting principles or methods;

     (q) entered into any Contract to do any of the matters described in the preceding clauses (a)-(p); or

     (r) entered into or engaged in any other transaction or activity outside of the Ordinary Course of Business, or suffered the occurrence or any other event involving the Business occurring outside of the Ordinary Course of Business.

     4.23 Environmental Matters

     Except as disclosed on Schedule 4.23:

     (a) PrimeWire is, and has been at all times since January 1, 2000, in compliance with all applicable Environmental Laws except where the failure to comply did not have or could not reasonably be expected to have a Material Adverse Effect; and

     (b) PrimeWire has not received, and to the Knowledge of PrimeWire, there is no basis to expect PrimeWire to receive, Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or potential violation or failure to comply with any Environmental Law or
(ii) any actual or potential Cleanup Liability or other Environmental Liability.

     4.24 Employees

     (a) Schedule 4.24(a) contains a complete and accurate list of the following information for the employees of PrimeWire as of the date of this Agreement, including employees on leave of absence: name, job title, date of hire, current base compensation, bonus targets, accrued vacation and sick pay; and whether employed under a written Contract.

     (b) PrimeWire has complied with all applicable documentation requirements of the U.S. Immigration and Naturalization Service in respect of its employees.

     (c) To the Knowledge of PrimeWire, no employee of PrimeWire is a party to or is otherwise bound by any Contract or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, that would limit or restrict the scope of his or her duties as an employee following Closing.

     (d) PrimeWire has delivered copies to Buyer of all written employment Contracts listed on Schedule 4.24(a).

     4.25 Labor Relations

     Except as disclosed on Schedule 4.25:

     (a) PrimeWire is not, nor has it been in the last five years, a party to any collective bargaining agreement or other labor Contract; and

     (b) PrimeWire is not experiencing, nor has it experienced at any time since January 1, 2000, and to the Knowledge of PrimeWire, there is no basis to expect PrimeWire to experience: (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees; (ii) any Suit relating to the alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable Governmental Authority); (iii) any other labor or employment dispute (other than issues in connection with individual employees that have not had and could not reasonably be expected to have a Material Adverse Effect); or (iv) any activity to organize or establish a collective bargaining unit, trade union or employee association.

     4.26 Certain Payments

     Neither PrimeWire nor any director, officer, employee or agent of PrimeWire, or any other Person associated with or acting for or on PrimeWire's behalf, has directly or indirectly made or paid any contribution, gift, bribe, rebate, payoff, kickback or other payment (whether in money, property or services or any other form) to any Person in order to gain or pay for favorable treatment in obtaining business or special concessions or in violation of any Law.

     4.27 Related Parties

     Except as disclosed on Schedule 4.27, no Related Party has, or had at any time since January 1, 2000, a direct or indirect financial or other interest in any assets of PrimeWire, any transaction with PrimeWire or, to the Knowledge of PrimeWire, any Person who has or had business dealings with any company.

     4.28 Broker's Fee

     PrimeWire has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transaction.

     4.29 Disclosure

     (a) No Notice given pursuant to Section 6.4 will contain an untrue statement or omit to state a material fact necessary to make any statement in the Notice, in light of the circumstances in which it was made, not misleading.

     (b) All copies of documents that PrimeWire has delivered to Buyer under this Agreement have been or will be true and complete copies of authentic originals.

     (c) Except as qualified or limited by an exception in a Schedule, and solely as so qualified or limited, no statement in this Article 4 is untrue or omits to state any material fact necessary to make the statement, in light of the circumstances in which it was made, not misleading. When read in conjunction with this Article 4, no statement in any Schedule is untrue or omits to state any material fact necessary to make any statement in this Article 4 or in the
Schedule itself, in light of the circumstances in which it was made, not misleading.

                                    Article 5
                         Representations and Warranties
                              of Buyer and eNucleus

     In order to induce PrimeWire to enter into this Agreement, Buyer and eNucleus jointly and severally represent and warrant to PrimeWire that the statements in this Article 5 are true and correct as of the date of this Agreement, and will be true and correct on the Closing Date as if made at and as of Closing.

     5.1 Corporate Organization

     (a) Each of Buyer and eNucleus is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

     (b) eNucleus is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which qualification is required by applicable Law and where failure to so qualify would result in a Material Adverse Effect.

     5.2 Authority

     Each of Buyer and eNucleus has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents. Each of Buyer's and eNucleus's execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary corporate action required by its Organizational Documents.

     5.3 Enforceability

     This Agreement constitutes, and upon each of Buyer's and eNucleus's execution and delivery of its Closing Documents (and assuming execution and delivery by the other party or parties, if any), each of Buyer's and eNucleus's Closing Documents will constitute, a legal, valid and binding obligation of Buyer and eNucleus, as the case may be, enforceable against it in accordance with its terms except, as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     5.4 No Violation

     Each of Buyer's and eNucleus's execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transaction, will not, either directly or indirectly (and with or without Notice or the passage of time or both):

     (a) violate or conflict with the Organizational Documents of Buyer or eNucleus, as the case may be, or any resolution adopted by the board of directors of Buyer or eNucleus, as the case may be;

     (b) result in a Default under any Contract to which Buyer or eNucleus, as the case may be, is a party or by which it is bound; or

     (c) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Contemplated Transaction or to obtain any other relief under, any Law or Order to which it is subject.

     5.5 Subsidiaries and Affiliates

     eNucleus does not Control, directly or indirectly, any corporation, partnership, association or other form of business entity, other than Buyer, Alliance Net, Inc., an Illinois corporation, and eNucleus Pro, Inc., an Illinois corporation. eNucleus owns all the issued and outstanding capital stock of Buyer, and there are no rights, options, warrants, conversion rights or agreements for the purchase or acquisition of any shares of the capital stock or other securities of Buyer.

     5.6 Capitalization

     The authorized capital stock of eNucleus consists of 100,000,000 shares of Common Stock, $.001 par value, 100,000,000 shares of which are issued and outstanding, and 20,000,000 shares of Series A Preferred Stock, $.001 par value, none of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, are owned beneficially and of record by the shareholders and have been offered, issued, sold and delivered by eNucleus in compliance with applicable federal and state security laws.

     5.7 Validity of Stock

     Subject to Section 2.4(j), the eNucleus Common Stock, when issued, sold and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal or redemption rights and will be validly issued, fully paid and nonassessable.

     5.8 Financial Statements

     (a) The financial statement of eNucleus for the periods ending December 31, 2002 and December 31, 2001 delivered to PrimeWire fairly present in all material respects the financial position and results of operations of eNucleus on a consolidated basis as of the dates indicated and for the periods then ended, in conformity with GAAP applied on a consistent basis.

     (b) The interim financial statements of eNucleus delivered to PrimeWire fairly present in all material respects the financial position and results of operations of eNucleus on a consolidated basis as of December 31, 2003, in conformity with GAAP applied on a basis consistent with the financial statements, subject to normal year-end adjustments and to the lack of footnotes and other presentation items (none of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect).

     5.9 No Consent Required

     Each of Buyer's and eNucleus's execution, delivery and performance of this Agreement and each of its Closing Documents does not require any Notice to, filing with, Permit from or other Consent of, any Governmental Authority or other Person other than such Consents which have been obtained or will be obtained as of the Closing Date.

     5.10 Broker's Fee

     Neither Buyer nor eNucleus has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transaction.

     5.11 Compliance

     Except as disclosed on Schedule 5.12:

     (a) both Buyer and eNucleus are conducting their businesses, and have conducted their businesses since January 1, 2000, in compliance in all material respects with each Law and Order that is or was applicable to them or to the conduct of their businesses.

     (b) no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) could, to the Knowledge of Buyer or eNucleus, (i) constitute or result in a violation by Buyer or eNucleus of, or its failure to comply with, any applicable Law or Order or (ii) give rise to any legal obligation of Buyer or eNucleus to undertake or bear all or any portion of the cost of any remedial action of any kind; and

     (c) since January 1, 2000, neither Buyer nor eNucleus has received written or oral Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of, or its failure to comply with, any applicable Law or Order or (ii) any actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial action of any kind.

     5.12 Litigation in general.

     There is no Suit in which Buyer or eNucleus is a party or which relate to either of them or their businesses pending and, to the Knowledge of Buyer and eNucleus, there is no Threatened Suit against either of them or otherwise relating to either of them or their businesses. To the Knowledge of Buyer and eNucleus, no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against either Buyer or eNucleus. To the Knowledge of Buyer and eNucleus, there is no Suit Threatened against either of them that challenges the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction.

     5.13 SEC Documents

     eNucleus has made timely filings (collectively, the "SEC Documents") with the U.S. Securities & Exchange Commission as required by federal securities Law and the regulations promulgated thereunder. As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities & Exchange Commission promulgated thereunder. eNucleus represents and warrants to PrimeWire that the representations contained in the SEC Documents as of their respective filing dates were true and correct in all material respects and did not fail to omit to state a material fact necessary to make the statements therein in light of the circumstances not misleading.

     5.14 Bankruptcy Proceeding

     eNucleus and its subsidiaries have emerged from the bankruptcy proceeding styled In Re: eNucleus, Inc. (Case No. 01 B17108) (the "Bankruptcy Proceeding") filed in the United States Bankruptcy Court Northern District of Illinois Eastern Division and is no longer under the jurisdiction of said bankruptcy court. eNucleus has provided Seller a true, correct and complete copy of the Modified Second Amended Plan of Reorganization of eNucleus, Inc. dated November 8, 2003 (the "Plan"), the Order Confirming the Plan, and the Order of final decree entered Nov. 6, 2003 and filed on the docket with respect to the Bankruptcy Proceeding. The Plan is in full force and effect and eNucleus is not in default under any of its obligations or payments due under the Plan. eNucleus represents and warrants that no Tax Claim (as defined in the Plan) against eNucleus was excepted from discharge under the Plan pursuant to 11 U.S.C.
Section 523.

                                    Article 6
                             Events Prior to Closing

     6.1 General

     Pending Closing, the Parties shall make reasonable good faith efforts to take all actions and to do all things necessary in order to consummate the Contemplated Transaction (including, in the case of Buyer, satisfaction, but not waiver, of the Buyer Closing Conditions, and in the case of PrimeWire, satisfaction, but not waiver, of the PrimeWire Closing Conditions).

     6.2 Conduct of Business

     Pending Closing, PrimeWire shall:

     (a) to the extent Buyer authorizes the Closing Payment to be released from escrow to PrimeWire, use the Closing Payment to pay certain employees, trade vendors and indebtedness for borrowed money necessary for the continuation of the Business;

     (b) to the best of its ability in light of its current financial situation, conduct the Business only in the Ordinary Course of Business, and use commercially reasonable efforts to maintain the Business substantially intact and to preserve its goodwill and advantageous relationships with customers, employees, suppliers and other Persons having business dealings with the Business;

     (c) use its best efforts to obtain all Consents required for the assignment of, or alternate arrangements reasonably satisfactory to Buyer with respect to, any Contract which may be required for such assignment to be effective; and

     (d) not take any affirmative action that results in the occurrence of an event described in Section 4.22 as qualified by Schedule 4.22, and to take any reasonable action within PrimeWire's control that would avoid the occurrence of an event described in Section 4.22, as qualified by Schedule 4.22.

     6.3 Access to Information

     (a) Pending Closing, PrimeWire shall:

          (i) afford eNucleus and its representatives (including counsel, financial advisors and accountants) access during normal business hours (but without unreasonable interference with operations) to PrimeWire's offices and other Facilities and its Books and Records and other documents;

          (ii) make its officers, managers and key employees available to respond to reasonable inquires by eNucleus regarding PrimeWire, the Business and the Acquired Assets;

          (iii) furnish eNucleus and its representatives with all information and copies of all documents concerning PrimeWire, the Business and the Acquired Assets that eNucleus and its representatives reasonably request; and

          (iv) otherwise cooperate with eNucleus in its due diligence activities.

     (b) Pending Closing, each of Buyer and eNucleus shall:

          (i) afford PrimeWire and its representatives (including counsel, financial advisors and accountants) access during normal business hours (but without unreasonable interference with operations) to eNucleus' offices and its Books and Records and other documents;

          (ii) make its officers, managers and key employees available to respond to reasonable inquires by PrimeWire regarding eNucleus, the Buyer and their respective businesses and assets; and

          (iii) otherwise cooperate with PrimeWire in its due diligence activities.

     6.4 Notice of Developments

     (a) Pending Closing, PrimeWire shall promptly give Notice to eNucleus of:

          (i) any fact or circumstance of which it becomes aware that causes or constitutes an inaccuracy in or breach of any of the representations and warranties by PrimeWire in Article 4 as of the date of this Agreement;

          (ii) any fact or circumstance of which it becomes aware that would cause or constitute an inaccuracy in or breach of any of the representations and warranties by PrimeWire in Article 4 if those representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance;

          (iii) any breach of or default under Section 6.2, or under any of the other obligations of PrimeWire in this Article 6, of which it becomes aware; or

          (iv) the occurrence of any event of which it becomes aware that may make satisfaction of any of the Buyer Closing Conditions impossible or unlikely.

     (b) Pending Closing, each of Buyer and eNucleus shall promptly give Notice to PrimeWire of:

          (i) any fact or circumstance of which it becomes aware that causes or constitutes an inaccuracy in or breach of any of the representations and warranties by eNucleus or Buyer in Article 5 as of the date of this Agreement;

          (ii) any fact or circumstance of which it becomes aware that would cause or constitute an inaccuracy in or breach of any of the representations and warranties by eNucleus or Buyer in Article 5 if those representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance; or

          (iii) the occurrence of any event of which it becomes aware that may make satisfaction of any of the PrimeWire Closing Conditions impossible or unlikely.

     6.5 Exclusivity

     From the date of this Agreement until Closing, PrimeWire shall not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any information to, any Person (other than eNucleus) relating to any transaction involving (i) the sale of the Business or any of the Acquired Assets (other than sales in the Ordinary Course of Business), (ii) any merger, consolidation, business combination or similar transaction involving PrimeWire or (iii) any issuance or sale of capital stock or other securities of PrimeWire, other than an issuance of capital stock or securities representing less than ten (10%) percent of capital stock of PrimeWire on a fully diluted basis.

     6.6 Additional Excluded Assets

     Buyer, prior to the Closing Date, may, in its sole discretion, amend Annex III hereto to include as an Excluded Asset the capital stock of any subsidiary of PrimeWire.

                                    Article 7
                          Events Subsequent to Closing

     7.1 Customer Payments

     PrimeWire shall promptly (and in no event less often than monthly) turn over to Buyer any amounts collected by PrimeWire after Closing for services provided by Buyer after Closing.

     7.2 Cooperation

     To the extent that the Contemplated Transaction entails or would be considered to entail the transfer of a Permit or Contract for the transfer of which any required Consent has not been obtained, or for which the transfer is prohibited by applicable Law, the closing of the Contemplated Transaction shall not operate as a transfer of the Permit or Contract, or constitute an attempt to do so, notwithstanding any apparent transfer at Closing. Following Closing, PrimeWire and Buyer shall use reasonable efforts in cooperation with one another to obtain the required Consent or a waiver of any prohibition on transfer. Pending the actual transfer of the Permit or Contract, PrimeWire and Buyer agree to make appropriate economic payments and adjustments to put themselves in the same economic position that they would have been if the transfer had actually taken place at Closing. In this regard, PrimeWire's performance obligations in respect of any such Permit or Contract shall be considered subcontracted to Buyer. If any Permit or Contract still cannot be assigned or transferred despite the efforts of the PrimeWire and Buyer following Closing in accordance with this
Section 7.2, they shall negotiate in good faith to achieve a mutually acceptable resolution regarding the Permit or Contract.

     7.3 Transition Assistance

     Following Closing, PrimeWire shall provide reasonable assistance to Buyer with Buyer's initial contact with PrimeWire's customers. PrimeWire shall also provide other reasonable transition assistance to Buyer at its request and without charge, except for PrimeWire's actual out-of-pocket expenses.

     7.4 Change of Name

     Promptly following Closing, PrimeWire shall change its name to a name which does not contain and is not likely to be confused with "PrimeWire."

     7.5 Access to Books and Records

     To facilitate PrimeWire's response to post-Closing administrative or civil proceedings, Buyer shall permit PrimeWire to have reasonable access to its pre-Closing Books and Records included in the Acquired Assets.

     7.6 Accounts Receivable

     Any Accounts Receivable included in the Acquired Assets that remain uncollected 120 days after the Closing Date shall be considered uncollectible. Buyer may reassign to PrimeWire any such Accounts Receivable, and the amount of the Earnout Amounts otherwise payable shall be reduced by the amount by which the Accounts Receivable so reassigned.

     7.7 Use of Proceeds

         PrimeWire shall use at least 75% of the First Year Cash Earnout, the Second Year Cash Earnout, the Third Year Cash Earnout, the Large License Earnout and the Online Benefits Payments received from Buyer to pay the principal and interest of the Related Party Secured Debt .

     7.8 Related Party Security Interest

     The Parties acknowledge that the security interest held by Steele and Jamie Resor (the "Related Secured Parties") in PrimeWire's Software granted by PrimeWire to secure the payment of approximately $1,200,000 (the "Related Party Secured Debt") owed to the Related Secured Parties will not be discharged as of the Closing; provided that such security interest shall be discharged and the Related Party Secured Debt shall be paid from the First Year Cash Earnout, the Second Year Cash Earnout, the Third Year Cash Earnout, the Large License Earnout and the Online Benefit Payments.

                                    Article 8
                              Conditions to Closing

     8.1 Buyer's Closing Conditions

     The obligation of Buyer and eNucleus to consummate the Contemplated Transaction is subject to the satisfaction of each of the following conditions (the "Buyer Closing Conditions") prior to or at Closing:

     (a) the representations and warranties of PrimeWire in Article 4, as qualified or limited by any exceptions in a Schedule, are true and correct in all material respects on the Closing Date as if made at and as of Closing;

     (b) PrimeWire has executed and delivered all of the documents and instruments that they are respectively required to execute and deliver or enter into prior to or at Closing, and have performed, complied with or satisfied in all material respects all the other material obligations, agreements and conditions under this Agreement that they are respectively required to perform, comply with or satisfy prior to or at Closing;

     (c) each Permit or other Consent listed on Schedule 4.4 or otherwise required to be obtained by PrimeWire has been obtained and is in full force; and

     (d) eNucleus has obtained approval of this Agreement and the Contemplated Transaction by its stockholders and board of directors;

     (e) eNucleus is satisfied, in its sole discretion, with the results of its due diligence investigation of PrimeWire and the Contemplated Transactions, including all items disclosed on the Schedules hereto qualifying PrimeWire's representations and warranties set forth in Article 4 hereof and the items set forth on Annex II hereof as Assumed Contract Obligations;

     (f) eNucleus has determined, in its sole discretion, that the Contemplated Transaction may be consummated without exposing eNucleus' officers, directors or shareholders to any material liability, including with respect to such directors, any liability for breach of fiduciary duty to eNucleus;

     (g) since the date of this Agreement, no Governmental Authority has initiated any inquiry or investigation or requested any information from any Party regarding the Contemplated Transaction, and no Suit has been initiated or Threatened that challenges or seeks damages or other relief in connection with the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction;

     (h) no material adverse charge in the Business has occurred; and

     (i) eNucleus has obtained, upon terms and conditions satisfactory to eNucleus in its sole discretion, sufficient equity capital to comply with Buyer's payment obligations to PrimeWire hereunder and for working capital for the Business.

     Buyer may waive any condition specified in this Section 8.1 by a written waiver delivered to PrimeWire at any time prior to or at Closing.

     8.2 PrimeWire Closing Conditions

     PrimeWire's obligation to consummate the Contemplated Transaction is subject to the satisfaction of each of the following conditions (the "Company Closing Conditions") prior to or at Closing:

     (a) the representations and warranties of Buyer and eNucleus in Article 5 are true and correct in all material respects on the Closing Date as if made at and as of Closing;

     (b) Buyer and eNucleus have executed and delivered all of the documents and instruments that they are required to execute and deliver or enter into prior to or at Closing, and have performed, complied with or satisfied in all material respects all the other material obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy prior to or at Closing; and

     (c) PrimeWire has obtained approval of this Agreement and the Contemplated Transaction by its shareholders and board of directors;

     (d) PrimeWire has determined, in its sole discretion, that the Contemplated Transaction may be consummated without exposing PrimeWire's officers, directors or shareholders to any material liability, including with respect to such directors, any liability for breach of fiduciary duty to PrimeWire;

     (e) PrimeWire is satisfied, in its sole discretion, with the results of its due diligence investigation of eNucleus, the Operating Budget and the Contemplated Transaction; and

     (f) since the date of this Agreement, no Governmental Authority has initiated any inquiry or investigation or requested any information from any Party regarding the Contemplated Transaction, and no Suit has been initiated or Threatened that challenges or seeks damages or other relief in connection with the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction.

     PrimeWire may waive any condition specified in this Section 8.2 by a written waiver delivered to Buyer at any time prior to or at Closing.

     8.3 Casualty

     If prior to the Closing, any material damage to or loss or any of the Acquired Assets occurs due to fire, flood, riot, theft, act of God or other casualty, and if Buyer does not elect to terminate this Agreement, (a) PrimeWire shall assign to Buyer its rights in any insurance proceeds with respect to the Acquired Assets and (b) PrimeWire shall assign to Buyer the proceeds, if any, of all business interruption insurance payable by reason of such occurrence with respect to the period commencing at the Closing Date.

                                    Article 9
                            Termination and Remedies

     9.1 Termination

     This Agreement may be terminated prior to or at Closing:

     (a) by Buyer, upon Notice to PrimeWire, if:

          (1) PrimeWire breaches or defaults in the performance of any of its material obligations under this Agreement and the breach or default is not waived; or

          (2) any Buyer Closing Condition is not satisfied as of Closing, or satisfaction of any Buyer Closing Condition is or becomes impossible (other than as a result of Buyer's or eNucleus' failure to perform its obligations under this Agreement) and Buyer does not waive satisfaction of the condition;

     (b) by PrimeWire, upon Notice to Buyer, if:

          (1) Buyer or eNucleus breaches or defaults in the performance of any of its material obligations under this Agreement and the breach or default is not waived;

          (2) any PrimeWire Closing Condition is not satisfied as of Closing, or satisfaction of any PrimeWire Closing Condition is or becomes impossible (other than as a result of the failure by PrimeWire to perform its obligations under this Agreement) and PrimeWire does not waive satisfaction of the condition; or

     (c) by written agreement of the Parties.

     9.2 Effect of Termination

     The right of termination under Section 9.1 is in addition to any other rights that a Party may have under this Agreement or otherwise, and a Party's exercise of a right of termination shall not be considered an election of remedies. Notwithstanding the termination of this Agreement pursuant to Section 9.1, the Parties' obligations under Section 11.5 shall survive and continue indefinitely.

                                   Article 10
                                 Indemnification

     10.1 Indemnification by PrimeWire

     Subject to Sections 10.3 and 10.4, PrimeWire agrees to indemnify Buyer and eNucleus and their respective officers, directors, stockholders, employees, representatives and agents against and hold Buyer and eNucleus and such parties harmless from:

     (a) any Indemnifiable Loss that Buyer, eNucleus or such parties may suffer or incur which is caused by, arises out of or relates to any inaccuracy in or breach of any representation and warranty by PrimeWire in Article 4, or in the Officer's Certificate delivered at Closing pursuant to Section 3.2(a)(2), other than the representations and warranties in Section 4.8 ("Accounts Receivable");

     (b) any breach by PrimeWire of, or failure by PrimeWire to comply with, any of the covenants or obligations to be performed by PrimeWire under this Agreement, including its obligations under this Article 10;

     (c) any Excluded Liability;

     (d) claims of third parties arising from the operation of the Business before the Closing; or

     (e) without limiting the foregoing, one half of any Indemnifiable Loss that Buyer, eNucleus or such parties may suffer or incur which is caused by, arises out of or relates to any violation or infringement by PrimeWire's Intangibles, or their past or current uses, including their preparation, distribution, marketing or licensing, upon any Patent or any Person, of which PrimeWire had no Knowledge.

     The benefit of the indemnification obligations of PrimeWire under this
Section 10.1 shall extend to the respective officers, directors, employees and agents of Buyer, eNucleus and its Affiliates.

     10.2 Indemnification by Buyer

     Subject to Sections 10.3 and 10.4, Buyer and eNucleus jointly and severally agree to indemnify PrimeWire and its officers, directors, stockholders, employees, representatives and agents against and hold each of them harmless from:

     (a) any Indemnifiable Loss that PrimeWire or such parties may suffer or incur which is caused by, arises out of or relates to any inaccuracy in or breach of any representation and warranty by Buyer or eNucleus in Article 5 or in the Officer's Certificate that Buyer delivered at Closing pursuant to Section 3.2(b)(2);

     (b) any breach by Buyer or eNucleus of, or failure by Buyer or eNucleus to comply with, any of the covenants or obligations to be performed by Buyer or eNucleus under this Agreement, including Buyer's obligations under this Article 10;

     (c) all Assumed Liabilities; or

     (d) claims of third parties arising from the operation of the Business from and after the Closing.

     The benefit of Buyer's indemnification obligation under this Section 10.2 shall extend to the officers, directors, employees and agents of PrimeWire and its Affiliates.

     10.3 Threshold

     (a) In respect of Buyer's or eNucleus's assertion of an Indemnification Claim under Section 10.1(a), Buyer and eNucleus shall not be entitled to indemnification until the aggregate amount for which indemnification is sought exceeds $25,000 (the "Threshold"). If the Threshold is reached, Buyer and eNucleus may assert an Indemnification Claim for the full amount of the Claim (back to the first dollar) and may assert any subsequent Indemnification Claim under Section 10.1(a) without regard to the Threshold.

     (b) No Threshold shall apply to Buyer's or eNucleus' assertion of an Indemnification Claim under Sections 10.1(b), 10.1(c), 10(d) or 10(e).

     (c) No Threshold shall apply to the assertion of an Indemnification Claim by PrimeWire under Section 10.2.

     10.4 Cap and Other Limits

     (a) The aggregate liability of PrimeWire shall not exceed the Purchase
Price.

     (b) No Indemnification Claim under Section 10.1(a) may be asserted after the close of the Third Accounting Year except in respect of the representations and warranties in Sections 4.1 ("Authorization"), 4.2 ("Organization and Ownership"), 4.7 ("Title to Assets") and 4.16 ("Taxes"). An Indemnification Claim under Sections 10.1(a) in respect of these representations and warranties, and any Indemnification Claim under Sections 10.1(b), 10.1(c), 10.1(d) or 10.1(e), may be asserted at any time, without expiration.

     (c) No Indemnification Claim under Section 10.2(a) may be asserted after the close of the Third Accounting Year except in respect of the representations and warranties in Sections 5.1 ("Corporate Organization") and 5.2 ("Authority"). An Indemnification Claim under Section 10.2(a) in respect of these representations and warranties, and any Indemnification Claim under Sections 10.2(b), 10.2(c) or 10.2(d), may be asserted at any time, without expiration.

     10.5 Assertion of Indemnification Claim

     (a) The Indemnified Party may assert an Indemnification Claim by giving Notice of the Indemnification Claim to the Indemnifying Party. The Indemnified Party's Notice shall provide reasonable detail of the facts giving rise to the Indemnification Claim and a statement of the Indemnified Party's Indemnifiable Loss or an estimate of the Indemnifiable Loss that the Indemnified Party reasonably anticipates that it will suffer or incur. The Indemnified Party may amend or supplement its Indemnification Claim at any time (and more than once) by Notice to the Indemnifying Party. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the Indemnifying Party demonstrates that it has been materially prejudiced thereby.

     (b) If the Indemnifying Party does not object to an Indemnification Claim during the 30-day period following receipt of the Indemnified Party's Notice of its Indemnification Claim (the "Objection Period"), the Indemnified Party's Indemnification Claim shall be considered undisputed, and the Indemnified Party shall be entitled to recover the full amount of its Indemnifiable Loss (or estimate of its Indemnifiable Loss), subject, in the case of an Indemnification Claim by Buyer or eNucleus, to the limitation in Section 10.4(a).

     (c) If the Indemnifying Party gives Notice to the Indemnified Party within the Objection Period that the Indemnifying Party objects to the Indemnified Party's Indemnification Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve their differences during the 30-day period following the Indemnified Party's receipt of the Indemnifying Party's Notice of its objection. If they fail to resolve their disagreement during this 30-day period, either of them may unilaterally submit the disputed Indemnification Claim for binding arbitration before the American Arbitration Association in Chicago, Illinois, in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys' fees to the prevailing party and may be enforced in the Circuit Court of Cook County, Illinois or the U.S. District Court for the Northern District of Illinois.

     (d) To the extent that any Indemnification Claim by Buyer or eNucleus is undisputed or is resolved in Buyer's or eNucleus's favor, either by the agreement of the Indemnifying Party or by an award of an arbitrator or panel of arbitrators pursuant to Section 10.5(c), eNucleus may elect, by Notice to PrimeWire, to apply the Indemnification Claim first to reduce, dollar-for-dollar, the First Year Earnout otherwise payable; and if the First Year Earnout has already been paid or if the amount of the Indemnification Claim exceeds the First Year Earnout, then to reduce, dollar-for-dollar, the Second Year Earnout otherwise payable; and if the Second Year Earnout has already been paid or if the amount of the Indemnification Claim exceeds the Second Year Earnout, then to reduce, dollar-for-dollar, the Third Year Earnout.

     10.6 Exclusive Remedies.

     If the Closing occurs, then the remedies provided in this Article 10 constitute the sole and exclusive remedies for recoveries by one Party against the other Party for any matter relating to this Agreement or the Contemplated Transaction, including without limitation breaches of the representations, warranties, covenants and agreements set forth in this Agreement and for the matters specifically listed in this Article 10 as being indemnified against; provided however, that neither the foregoing nor anything else in this Agreement will limit the right of any Party to enforce the performance of this Agreement, or performance of any security agreement, contract or other document executed and delivered pursuant to this Agreement, by any remedy available to it in equity.

                                   Article 11
                                  Miscellaneous

     11.1 Expenses

     Each Party shall pay its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Contemplated Transaction. In the event of termination of this Agreement prior to Closing pursuant to Section 8.1 or 8.2, each Party's obligation to pay its own expenses shall be subject to any right of recovery as a result of a breach of or default under this Agreement by another Party.

     11.2 Schedules

     Nothing in any Schedule to Article 4 shall be considered adequate to constitute an exception to the related representation and warranty in Article 4 unless the Schedule describes the relevant facts in reasonable detail. Any exception in a Schedule to Article 4 which is adequately described in the Schedule shall be considered an exception to all other applicable representations and warranties in Article 4.

     11.3 Parties' Review

     Any Knowledge acquired by a Party (or that should have been or could have been acquired) as a result of any due diligence or other review or investigation in connection with the negotiation and execution of this Agreement and the consummation of the Contemplated Transaction shall not limit that Party's right to rely on another Party's representations and warranties in this Agreement or circumscribe that Party's entitlement to indemnification under this Agreement. A Party acquiring Knowledge prior to Closing that one or more of another Party's representations and warranties is inaccurate in any material respect shall give Notice to the other Party of the relevant facts.

     11.4 Publicity

     Any public announcement or similar publicity regarding this Agreement or the Contemplated Transaction shall be issued as, when and in the manner and form that eNucleus and PrimeWire agree on, with the exception that eNucleus may make any public disclosure that it believes in good faith to be required by applicable securities Laws without PrimeWire's prior agreement.

     11.5 Confidentiality

     Pending Closing, and subject to eNucleus's requirements to make public disclosures that eNucleus believes in good faith to be required by applicable securities Laws, each Party shall maintain in confidence, and shall cause its directors, officers, employees, agents and advisors to maintain in confidence, and use only for the purposes contemplated by this Agreement, all written, oral or other information obtained in confidence from the other Party in connection with this Agreement or the consummation of the Contemplated Transaction. If the Contemplated Transaction is not consummated, each Party shall return or destroy so much of this information as exists in written or tangible form as the furnishing or disclosing Party reasonably requests.

     11.6 Notices

     All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

     (a) if to PrimeWire, to:

                                         Mr. Robert Steele PrimeWire, Inc.
                                         4939 Lower Roswell Road Building B,
                                         Suite 100 Marietta, Georgia 30068
                                         Telecopier: (678) 738-0309

             with a required copy to:

                                         Sutherland Asbill & Brennan LLP
                                         999 Peachtree Street, N.E., Suite 2300
                                         Atlanta, Georgia 30309
                                         Attention:      Kenneth F. Antley
                                         Telecopier: (404) 853-8806

     (b) if to Buyer or eNucleus, to:

                                         eNucleus, Inc.
                                         4000 Main Street
                                         Bay Harbor, Michigan 49770
                                         Attention: John Paulsen
                                         Telecopier:     (231) 439-2706

             with a required copy to:

                                         Connelly Roberts & McGivney LLC
                                         One North Franklin Street
                                         Suite 1200
                                         Chicago, Illinois 60606
                                         Attention:      Michael S. Roberts
                                         Telecopier:     (312) 251-9602

     Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its or his address for purposes of this Agreement by Notice in accordance with this Section 11.6.

     11.7 Further Assurances

     Each Party agrees to furnish to the other Party such further information, to execute and deliver to the other Party such other documents and to do such other acts and things, as the other Party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to in this Agreement.

     11.8 Waiver

     The rights and remedies of the Parties are cumulative and not alternative. The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

     11.9 Entire Agreement

     This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with (i) Annex I, Annex II, Annex III, the Exhibits and the Schedules, which are part of this Agreement and (ii) the Parties' Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

     11.10 Assignment

     A Party may not assign any of its rights under this Agreement without the prior written consent of the other Party, with the exception that eNucleus, without being released from any of its obligations under this Agreement, may assign any of its rights to an Affiliate.

     11.11 No Third Party Beneficiaries

     Nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

     11.12 Construction

     (a) All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement.

     (b) All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires.

     (c) Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     (d) The captions of articles and sections of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

     11.13 Severability

     If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

     11.14 Governing Law

     This Agreement shall be governed by the Laws of the State of Illinois without regard to conflicts of laws principles.

     11.15 Binding Effect

     This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

         In witness, the Parties have executed this Agreement.

                                            ENUCLEUS INC.


                                            By:  /s/
                                               --------------------------------
                                                      John Paulsen
                                                      Chief Executive Officer


                                            FINANCIAL ASPx INC.


                                            By:  /s/
                                               --------------------------------
                                                      John Paulsen
                                                      Chief Executive Officer

                                            PRIMEWIRE, INC.


                                            By:  /s/
                                               --------------------------------
                                                      Robert Steele, President

                                     Annex I

                                   Definitions


     Accounts Receivable means trade receivables from sale of services or goods in the Ordinary Course of Business.

     Acquired Assets means all of PrimeWire's assets of any type or kind relating to or used, held for use or useful in the conduct of the Business, but not including the Excluded Assets. The term "Acquired Assets" includes the following assets of PrimeWire:

     (a) Cash Equivalents;

     (b) Accounts Receivable;

     (c) Customer Contracts;

     (d) Equipment;

     (e) Inventory

     (f) Other Assets;

     (g) Permits;

     (h) Software and other Intangibles; and

     (i) the capital stock of AYB Insurance Services, Inc. and, subject to
Section 6.6, any other subsidiaries of PrimeWire.

     Act is defined in Section 2.4(i).

     Affiliate means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the first Person. As used in this definition, "control" means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Assumed Contract Obligations means the Liabilities and obligations of PrimeWire under a Contract set forth on Annex II hereto that arise on or after the Closing Date in the ordinary course of performing the Contract in accordance with its terms, and that are not due to a Default by PrimeWire prior to Closing.

                                     -I-1-

     Assumed Liabilities is defined in Section 2.5(a).

     Authorized Officer means a corporate officer of a corporation, a partner of a general partnership, a general partner of a limited partnership, a manager or member of a limited liability company, or a holder of a similar position in any other type of entity, who is duly authorized to perform the specified action.

     Books and Records means books, records, ledgers, files, documents, lists, reports, creative materials, advertising and promotional materials and other printed or written materials relating to the Acquired Assets, but shall not include minute books or other records relating to stock ownership or monetary loans to PrimeWire.

     Business is defined in the Recitals.

     Business Day means any day other than a Saturday, Sunday or federal legal holiday.

     Buyer means Financial ASPx, Inc., a Delaware corporation with its principal executive offices at 4000 Main Street Suite 214 Bay Harbor, Michigan 49770.

     Buyer Closing Conditions is defined in Section 8.1.

     Cash Equivalents means certificates of deposit, prepaid items, utility or lease deposits, credits with vendors, and other items which are functionally equivalent to cash when utilized in the Ordinary Course of Business.

     Cleanup Liability means any Liability under any Environmental Law for corrective action, including any investigation, cleanup, removal, containment or other remedial or response action or activity of the type covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     Closing is defined in Section 3.1.

     Closing Amount is defined in Section 2.2.

     Closing Date is defined in Section 3.1.

     Closing Documents means, in respect of a Party, the documents, instruments and agreements that the Party is required to deliver or enter into or join in at Closing pursuant to the terms of this Agreement.

     Consent means any approval, consent, ratification, waiver or other authorization (including any Permit).

     Contemplated Transaction means the transactions contemplated by this Agreement, including (i) PrimeWire's sale of the Acquired Assets to Buyer and
(ii) the Parties' execution, delivery and performance of their respective

                                     -I-2-

Closing Documents and the other documents, instruments, agreements and obligations that they are respectively required to execute, deliver and perform pursuant to the terms of this Agreement.

     Contract means any legally binding contract, agreement or obligation (whether written or oral, and whether express or implied).

     Control means the power to directly or indirectly direct or cause the direction of the management or policies of any Person by ownership of equity or otherwise.

     Copyrights means all copyrights and copyrightable works, and all related applications, registrations and renewals (other than literary works not routinely used in the Business).

     Customer Contract means a Contract of PrimeWire with a customer of the Business.

     Default means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event which, with notice or the passage of time or both, would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.

     Earnout Amounts is defined in Section 2.2.

     Employee Benefit Plan means (i) an "employee pension plan" as defined in ss. 3(2) of ERISA, (ii) an "employee welfare benefit plan" as defined in ss. 3(1) of ERISA or (iii) any other employee benefit or fringe benefit plan or program, whether established by Law, a written agreement or other instrument, or custom or informal understanding.

     Environmental Law means, in respect of a Facility or other Real Property, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and Resource Conservation and Recovery Act of 1976, and any other applicable Law or Order relating to or imposing Liability or standards of conduct for the use, handling, generation, manufacturing, distribution, processing, collection, transportation, transfer, storage, treatment, disposal, clean-up, or Release of Hazardous Materials.

     Environmental Liability means any Cleanup Liability or any other Liability under any Environmental Law or Occupational Safety and Health Law relating to environmental matters, including any Liability arising from a Release of Hazardous Materials at, on, in or under any Facility or other Real Property.

     eNucleus means eNucleus Inc., a Delaware corporation with its principal executive offices at 4000 Main Street Bay Harbor, Michigan 49770.

     eNucleus Common Stock is defined in Section 2.4(b).

                                     -I-3-

     Equipment means machinery, equipment, spare parts, furniture, fixtures and other items of tangible personal property of any type or kind used, held for use or useful in the conduct of the Business (but not including any Vehicles or Inventory).

     Equipment Lease means a Contract for the lease of Equipment or for the purchase of Equipment under a conditional sales or title retention agreement.

     Excluded Assets means the items set forth on Annex III hereto.

     Excluded Liabilities is defined in Section 2.5(b).

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and the Department of Labor.

     Facility means any office, manufacturing facility, warehouse or other location or site that PrimeWire currently owns, leases, operates, occupies or uses, or that it formerly owned, leased, operated, occupied or used, in the conduct of the Business.

     Facility Lease means a lease of or other right to operate, occupy or use a Facility.

     Fair Market Value means:

          (i) if traded on a securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of such securities on such quotation system over the 20day period ending three days prior to the Valuation Date; and

          (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 20 day period ending three days prior to the Valuation Date.

     Final First Year Earnout to Date is defined in Section 2.3(c)(2).

     Final Quarterly Large License Earnout is defined in Section 2.3(g)(2).

     Financial Statements means PrimeWire's statements of income and expense and its balance sheets for the periods ending June 30, 2003 and June 30, 2002.

     First Accounting Year means the period of 12 consecutive calendar months beginning with the first calendar month after the month in which Closing occurs.

     First Year Cash Earnout is defined in Section 2.4(a).

     First Year Stock Earnout is defined in Section 2.4(b).

                                     -I-4-

     GAAP means United States generally accepted accounting principles.

     Good Reason means (i) Steele is assigned duties materially inconsistent with the position of Chief Marketing Officer, (ii) Steele is relocated to any location outside of the Atlanta, Georgia area or (iii) Buyer defaults in its obligations to pay Steele his compensation during his employment with Buyer.

     Governmental Authority means (i) any federal, state, provincial, local, municipal, foreign or other government and (ii) any governmental or quasi-governmental body of any kind (including any administrative or regulatory agency, department, branch, commission or other entity).

     Hazardous Activity means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Hazardous Materials.

     Hazardous Materials means any waste or other substance of any kind that is or was listed, defined, designated or classified under any Law or Order as hazardous, radioactive or toxic or as a pollutant or contaminant.

     Indemnifiable Loss means any actual loss, liability, damage, cost or expense, including reasonable attorneys' fees and costs of investigation and litigation.

     Indemnification Claim means a written claim or demand for indemnification pursuant to Sections 10.1 or 10.2. A single Indemnification Claim may be asserted in respect of any number of matters.

     Indemnified Party means:

     (a) Buyer and eNucleus in respect of an Indemnification Claim under Section 10.1;

     (b) PrimeWire in respect of an Indemnification Claim under Section 10.2.

     Indemnifying Party means:

     (a) PrimeWire in respect of an Indemnification Claim under Section 10.1;

     (b) Buyer in respect of an Indemnification Claim under Section 10.2.

     Interim Financial Statements means PrimeWire's unaudited interim financial statements for the six months ending December 31, 2003.

     Intangibles means any Software, Marks, Patents, Copyrights or Proprietary Information, whether in use, under development or design, or inactive.

                                     -I-5-

     Internal Revenue Code means the U.S. Internal Revenue Code of 1986, as amended.

     Inventory means inventories of materials and supplies.

     Knowledge means the actual awareness of a particular fact or other specified matter. As applied to PrimeWire, the term means the actual awareness of the particular fact or other specified matter by Steele, Jamie Resor or Phoebe Carson; and as applied to Buyer or eNucleus, the term means the actual awareness of the particular fact or other specified matter by an executive officer of eNucleus.

     Large License Deals means a license entered into by Buyer or its Affiliates which meets all the following requirements: (i) such license uses the Software;
(ii) such license generates Net Revenues or cash payments of at least $200,000 within the first 12 months after the effective date of such license; (iii) such license has a contract term of at least 24 months; and (iv) the development work required by Buyer's or its Affiliates' programmers regarding such license shall be less than 90 days with only nominal ongoing support thereafter needed.

     Large License Earnout is defined in Section 2.3(g).

     Law means any law, ordinance, code, regulation, rule, guideline or policy of any Governmental Authority or any principle or rule of common law.

     Liability means any liability or obligation, whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.

     Lien means any lien, security interest, claim, community property interest, equitable interest, option, pledge, right of first refusal or other encumbrance or restriction of any kind.

     Marks means trade marks, service marks, trade names, assumed names, brand names, product names, slogans and logotypes (including translations, adaptations, derivations and combinations) and related applications, registrations and renewals.

     Material Adverse Effect means a material adverse effect on the Business or the financial condition, operations, assets and prospects of PrimeWire.

     Net Revenues means the net revenues, determined in accordance with eNucleus's standard revenue recognition policies as permitted by GAAP, attributable to the operation of the Business as a separate subsidiary or division of eNucleus (or accounted for in good faith as a separate subsidiary or division whether or not eNucleus actually operates the Business as such). For these purposes:

     (a) the "Business" includes any new line of business that eNucleus develops and operates which uses the Acquired Assets prior to the expiration of the Third Accounting Year; and

                                     -I-6-

     (b) the term "net revenues" means gross revenues, exclusive of sales and use taxes and shipping and handling charges, less discounts, rebates, refunds and returns.

     Notice means any notice, demand, charge, complaint or other communication from any Person.

     Objection Period is defined in Section 10.5(b).

     Occupational Safety and Health Law means the Occupational Safety and Health Act of 1970, as amended, and any other applicable Law or Order intended to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     Officer's Certificate means a certificate signed by an Authorized Officer whose responsibilities extend to the subject matter of the certificate.

     Online Benefits Payments is defined in Section 2.4(h).

     Online Benefits Agreement is defined in Section 2.4(h).

     Operating Budget is defined in Section 3.2(c)(3).

     Order means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation, injunction or subpoena entered or issued by any court, Governmental Authority or arbitrator.

     Ordinary Course of Business means, in respect of PrimeWire, an action taken by it which (i) is consistent with its past practices and is taken in the ordinary course of normal day-to-day operations and (ii) is not required by applicable Law or its Organizational Documents to be authorized by its board of directors.

     Organizational Documents means (i) the certificate or articles of incorporation and by-laws of a corporation, (ii) the partnership agreement of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, (iv) the articles of organization or certificate of formation and operating agreement of a limited liability company, (v) the trust agreement establishing an inter vivos trust or the will establishing a testamentary trust, (vi) the charter or similar document adopted or filed in connection with the creation, formation or organization of any other type of entity. Any reference in this Agreement to a Person's Organization Documents means each of those documents as amended to date.

     Other Assets means the following assets of PrimeWire:

     (a) its customer lists and other customer information;

     (b) to the extent assignable, all warranties and guaranties regarding the operation or performance of Equipment and Vehicles;

                                     -I-7-

     (c) its interest as a beneficiary in all unexpired confidentiality agreements and covenants not to compete;

     (d) its goodwill and its interest in all telephone and telecopier numbers and related listings in telephone books and directories; and

     (f) its Books and Records relating to any of the other Acquired Assets.

     Overriding Event means (a) the occurrence of a breach by PrimeWire of any representation or warranty in Article 4 of this Agreement or a default by PrimeWire of any covenant in this Agreement, (b) an event that causes the nonperformance of Buyer to be excused to the extent that such nonperformance is due to governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of Buyer or (c) an event that causes the nonperformance of Buyer to be excused due to such performance being the violation of any Law, including a breach of fiduciary duty or duty of loyalty.

     Party means Buyer, eNucleus or PrimeWire, and Parties means all of them. As the context may require, Party may also mean Buyer and eNucleus on the one hand and PrimeWire on the other.

     Patents mean any patents, patent applications and patent disclosures and related reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations.

     Permit means any approval, consent, license, permit, registration, certificate, waiver, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority.

     Permitted Lien means (i) any Lien for Taxes that are not yet due and payable or (ii) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's, lessor's or similar statutory Lien incidental to the Ordinary Course of Business, or (iii) the security interest securing the Related Party Secured Debt.

     Person means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, organization, estate, trust or other entity or any Governmental Authority.

     Proprietary Information means trade secrets and proprietary or confidential business information, including: (i) ideas, formulas, discoveries and inventions (whether patentable or unpatentable, and whether or not reduced to practice),
(ii) know-how, (iii) regulated medical waste treatment processes and techniques, and (iv) computer source codes, programs, software and documentation (other than those that are commercially available).

                                     -I-8-

     Proposed First Year Earnout to Date is defined in Section 2.4(c)(1).

     Proposed Large License Earnout is defined in Section 2.4(g)(1).

     PrimeWire means PrimeWire, Inc., a Delaware corporation with its principal executive offices at 4939 Lower Roswell Road, Building B, Suite 100, Marietta, Georgia 30068.

     PrimeWire Closing Conditions is defined in Section 8.2.

     Purchase Price is defined in Section 2.1.

     Real Property means land or an interest in land (other than an interest in a Facility Lease). As the context requires, the term "Real Property" includes:
(i) all buildings and other improvements on the land; (ii) all mechanical and other equipment systems (whether or not "fixtures" under local Law) providing heat, ventilation, air-conditioning, light, plumbing, utility services and fire and other protection to the land or any building or improvement on the land; and
(iii) all privileges, rights, easements, hereditaments and appurtenances related to or for the benefit of the land.

     Related Party means (i) any Affiliate of PrimeWire or (ii) any Person for which any officer or director of PrimeWire is serving as an officer, director, partner, manager, executor, trustee or in a similar capacity or in which any officer or director of PrimeWire has an equity, beneficial or other financial interest.

     Related Party Secured Debt is defined in Section 7.8.

     Related Secured Parties is defined in Section 7.8.

     Release means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.

     Schedule means a schedule to this Agreement referred to in Article 4.

     SEC Documents is defined in Section 5.13.

     Second Accounting Year means the period of 12 consecutive calendar months beginning with the month after the last month of the First Accounting Year.

     Second Year Cash Earnout is defined in Section 2.3(b).

     Second Year Stock Earnout is defined in Section 2.3(b).

     Software means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, test

                                     -I-9-
scripts, user manuals and other documentation, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and any data bases necessary to operate any such computer program, operating system, application system, firmware or software, but does not include Software which is commercially available for $5,000 or less.

     Steele is defined in Section 2.4(e)(2).

     Suit means any action, suit, proceeding, arbitration, audit, hearing or investigation (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

     Tax means any federal, state, provincial, local, municipal or foreign income, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, value added, estimated or other tax (including any related interest, fines, penalties and additions), whether disputed or not.

     Tax Return means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

     Third Accounting Year means the period of 12 consecutive months beginning with the month after the last month of the Second Accounting Year. Third Year Cash Earnout is defined in Section 2.3(b).

     Third Year Stock Earnout is defined in Section 2.3(b).

     Threatened means, in respect of a Suit, that Notice has been given, or an other event has occurred or any other circumstance exists, that would lead a prudent individual to conclude that the Suit is likely to be initiated or otherwise pursued in the future.

     Threshold is defined in Section 10.3(a).

     Valuation Date means the last day of the applicable calendar quarter for which the First Year Earnout, the Second Year Earnout or the Third Year Earnout, as the case may be, is being determined.

     Vehicles means trucks, trailers, automobiles and other vehicles used, held for use or useful in the conduct of the Business.

     Vehicle Lease means a Contract for the lease of a Truck or for the purchase of a Vehicle under a conditional sales or title retention agreement.

                                     -I-10-

                                    Annex II

                          Assumed Contract Obligations

     1. Hosting Agreement with Inflow, pursuant to that certain Data Network Exchange Facility Services Agreement, dated December 4, 2000 between Inflow, Inc. and Prime Financial Group, Inc.

     2. Office lease for Marietta, Georgia office with Parkaire Medical, at a monthly rental of $5,000 per month.

     3. Agreement with Webex Communications for sales presentation service.

     4. Agreement with Synchrologic for data synchronization software.

     5. Agreement with Data Junction, now called Pervasive Corp. for data exchange software and service.

     6. Lease agreement No. 1971 with C.I.T. Technology Financial Services.

     7. Lease Agreement No. 1554 with C.I.T. Technology Financial Services.

     8. Lease with Citicorp Vendor Finance.

                                     -I-11-

                                    Annex III

                                 Excluded Assets

     Color copier leased from Minolta Business Services.

     Office furniture, laptop computer and printer in Rockville, Maryland location.

     Any employee compensation tax credits or refunds received from the Internal Revenue Service.

                                     -I-12-